State of Delaware
Secretary of State
Division of Corporations
Delivered 05:26 PM 05/30/2006
FILED 05:26 PM 05/30/2006
SRV 060519726 - 4159867 FILE

CERTIFICATE OF INCORPORATION

OF

DIGICORP, INC.

FIRST: The name of the Corporation (hereinafter called the "Corporation") is

Digicorp, Inc.

SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801; and the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation are as follows:

> To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001 per share. The second class of stock shall be Preferred Stock, par value $0.001 per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	60,000,000
Preferred	$0.001	1,000,000
Total:		61,000,000

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
William B. Horne	c/o Digicorp, Inc. 4143 Glencoe Avenue Marina Del Rey, CA 90292

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

(a) Powers and Numbers of Directors. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors and not inconsistent with the Certificate of Incorporation of the Corporation.

(b) Removal of Directors. Except as may otherwise be provided by Delaware General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

(c) Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

(d) Bylaw Amendments. The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(e) Stockholder Action. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

(f) Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

EIGHTH:

(a) A current or former director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a current or former director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

(b) To the extent permitted by applicable law, this Corporation is also authorized to provide indemnification of, and advancement of expenses to, its agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware through bylaw provisions, agreements with such agents (or other persons), the requisite vote of stockholders or disinterested directors or otherwise, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholder and others.

(c) Any repeal or modification of any of the foregoing provisions of this section shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

NINTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145, and any other relevant provisions, of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified

may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

<u>TENTH</u>: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

<u>I, The Undersigned,</u> for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 30th day of May 2006.

/s/ William B. Horne
William B. Horne
Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:00 PM 02/22/2007
FILED 04:00 PM 02/22/2007
SRV 070212238 - 4159867 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Digicorp, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Digicorp, a Utah corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Digicorp, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 50,000,000 shares authorized; $0.001 par value.

SIXTH: The merger is to become effective on October 6, 2006 (For Accounting Purpose Only)

SEVENTH: The Agreement of Merger is on file at 4143 Glencoe Ave, Unit B Marina Del Rey, CA 90292 (and included as an attachement hereto), an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 6th day of October, A.D., 2006.

By: [signature]
Authorized Officer

Name: Jay Rifkin
Print or Type

Title: CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:53 PM 05/23/2008
FILED 03:33 PM 05/23/2008
SRV 080597619 - 4159867 FILE

CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE

SERIES A CONVERTIBLE PREFERRED STOCK OF DIGICORP, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

We, the undersigned, the President and Secretary, respectively, of Digicorp, Inc., a Delaware corporation (the "Company"), DO HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company by unanimous written consent of its members:

"RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation of the Company, as amended, the Board of Directors hereby creates a series of the Preferred Stock of the Company to consist of Five Hundred Thousand (500,000) shares, each of $.001 par value, and the Board of Directors hereby fixes the voting powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series, as follows:

1. Designation.

The designation of the said series of Preferred Stock created by this Resolution shall be "Series A Convertible Preferred Stock".

2. Dividends.

The holders of shares of the Series A Convertible Preferred Stock shall be entitled to receive out of funds legally available for such purpose, cash dividends in an amount per share equal the amount of dividends that would have been payable in respect of each such share had such share been converted into shares of Common Stock pursuant to Section 4 hereof immediately prior to the payment of such dividend, when and as any dividends shall be declared by the Board of Directors of the Company in respect of the shares of Common Stock. The Series A Convertible Preferred Stock shall rank pari passu with the Common Stock with respect to the

right to receive dividends.

3. Rights upon Liquidation, Dissolution or Winding Up.

(a) With respect to rights on liquidation, dissolution or winding up, the Series A Convertible Preferred Stock shall rank prior to the Common Stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, an amount equal to $.001 per share, plus all accrued but unpaid dividends, if any, to the date of payment (the "Liquidation Value").

(b) If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay each holder of shares of Series A Convertible Preferred Stock the Liquidation Value of the shares so held, such amount to be appropriately adjusted upon the occurrence of any of the events specified in Section 4(a) (ii) and (iii) hereof, the holders of shares of Series A Convertible Preferred Stock shall receive ratably all of the assets of the Company then available for distribution to its stockholders.

(c) In the event of any liquidation, dissolution or winding up of the Company after payment shall have been made to the holders of shares of Series A Convertible Preferred Stock of the Liquidation Value of each share of Series A Convertible Preferred Stock so held, holders of any class or classes of stock ranking on liquidation junior to the Series A Convertible Preferred Stock shall be entitled, to the exclusion of the holders of shares of Series A Convertible Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Company available for distribution to its stockholders.

(d) The merger or consolidation of the Company into or with another corporation or the merger or consolidation of any other corporation into or with the Company (in which consolidation or merger the stockholders of the Company receive cash or securities in exchange for disposition of all the assets of the Company), shall not be deemed to be a liquidation, dissolution or winding up of the Company.

4. Conversion.

The holders of the Series A Convertible Preferred Stock shall have the right to convert to shares of Common Stock as follows:

(a) Right to Convert.

The holder of any such shares of Series A Convertible Preferred Stock shall have the right, at any time subsequent to the filing of an amendment to the Company's certificate of incorporation with the Secretary of State of the State of Delaware whereby the authorized

Common Stock is increased to a minimum of 200,000,000 shares, to convert any of such shares of Series A Convertible Preferred Stock into shares of Common Stock at a rate of One Thousand (1,000) shares of Common Stock for every one share of Series A Convertible Preferred Stock (the "Conversion Ratio"), which shall be adjusted as follows:

(i) No Fractional Shares Upon Conversion.

No fractional shares of Common Stock will be issued upon conversion of Series A Convertible Preferred Stock nor shall the Company pay any cash value on any fractional shares.

(ii) Adjustment For Combination or Consolidations of Common Stock.

In the event the Company at any time or from time to time after the effective date of the initial issuance of the Series A Convertible Preferred Stock (hereafter referred to as the "Original Issue Date") effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series A Convertible Preferred Stock, than the existing Conversion Ratio for the Series A Convertible Preferred Stock will be increased or decreased proportionately.

(iii) Adjustment For Dividends, Distributions and Common Stock Equivalents.

In the event the Company at any time or from time to time after the Original Issue Date makes or issues a dividend payable in Common Stock to holders of record of its Common Stock, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights ("Common Stock Equivalents"), convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for Common Stock Equivalents or the additional shares of Common Stock, then and in such event, for the purpose of protecting the holders of Series A Convertible Preferred Stock from any dilution in connection therewith, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividends or distribution or upon conversion or exercise of such Common Stock Equivalents will be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such a record date. In each such event the then existing Conversion Ratio for the Series A Convertible Preferred Stock will be increased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the Conversion Ratio for the Series A Convertible Preferred Stock by a fraction, the numerator of which will be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of

such Common Stock Equivalents, and the denominator of which will be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close business on such record date; provided, however, if such record date has been fixed and such dividend is not fully paid or if such distribution is not made on the date fixed therefor, the Conversion Ratio for the Series A Convertible Preferred Stock will be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Ratio for the Series A Convertible Preferred Stock will be adjusted pursuant to this Section 4(a)(iii) as of the date of actual payment of such dividends or distributions.

(b) Mechanics of Conversion.

Before any holder of Series A Convertible Preferred Stock will be entitled to receive a certificate or certificates for the number of shares of Common Stock to be issued upon conversion, he will surrender the certificate or certificates representing the Series A Convertible Preferred Stock, duly endorsed, at the office of the Company or of any transfer agent for the Series A Convertible Preferred Stock and he will give written notice to the Company stating the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Company, as soon as practicable thereafter, will issue and deliver to such holder of Series A Convertible Preferred Stock or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he will be entitled as aforesaid.

(c) No Impairment.

The Company, whether by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any of the terms to be observed hereunder by the Company, but at all times in good faith will assist in the carrying out of all of such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against impairment.

5. Redemption.

The Series A Convertible Preferred Stock shall not be subject to redemption by the Company.

6. Voting Rights.

Except as required under the General Corporation Law of the State of Delaware, the Series A Convertible Preferred Stock shall not be entitled to any voting rights.

7. No Preemptive Rights.

No stockholders of the Company, including, without limitation, the holders of the Series A Convertible Preferred Stock, shall have preemptive rights.

IN WITNESS WHEREOF, said DIGICORP, INC. has caused this certificate to be signed by Jay Rifkin, its President, and attested by Jay Rifkin, its Secretary, this 23rd day of May, 2008.

JAY RIFKIN, President

ATTEST:

JAY RIFKIN, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:57 PM 10/07/2008
FILED 04:57 PM 10/07/2008
SRV 081020431 - 4159867 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DIGICORP, INC.

We, the undersigned, President and Secretary, respectively, of **Digicorp, Inc.**, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: That the name of the Corporation is **Digicorp, Inc.**

SECOND: That Article First of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

"FIRST: The name of the Corporation (hereinafter called the "Corporation") is **China Youth Media, Inc.**"

THIRD: The Corporation is authorized to issue two classes of stock. The total number of shares of stock of each class which the Corporation is authorized to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	60,000,000
Preferred	$0.001	1,000,000
Total		61,000,000

FOURTH: That Article Fourth of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

"FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001 per share. The second class of stock shall be Preferred Stock, par value $0.001 per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is

clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	500,000,000
Preferred	$0.001	2,000,000
Total		502,000,000"

FIFTH: That the amendment shall be effective on October 16, 2008.

SIXTH: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have hereunto signed this certificate this 3rd day of October, 2008, and we affirm the statements contained herein as true under penalties of perjury.

Jay Rifkin, President

Attest:

Jay Rifkin, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:26 AM 06/23/2011
FILED 08:23 AM 06/23/2011
SRV 110753182 - 4159867 FILE

CERTIFICATE OF DESIGNATION OF THE RIGHTS, PREFERENCES, PRIVILEGES, AND RESTRICTIONS, WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE SERIES B CONVERTIBLE PREFERRED STOCK OF CHINA YOUTH MEDIA, INC.

(Pursuant to Section 151 of the General Corporation Law of Delaware)

The undersigned, Jay Rifkin, does hereby certify that:

A. He is the duly elected and acting Chief Executive Officer and Secretary of China Youth Media, Inc., a Delaware corporation (the "Corporation").

B. Pursuant to the Unanimous Written Consent of the Board of Directors of the Corporation dated June 20, 2011, the Board of Directors duly adopted the following resolutions:

WHEREAS, the Certificate of Incorporation of the Corporation authorizes a class of stock designated as Preferred Stock, with a par value of $0.001 per share (the "Preferred Class"), comprising Two Million (2,000,000) shares and provides that the Board of Directors of the Corporation may fix the terms, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption, redemption price or prices, and liquidation preferences, if any, of the Preferred Class;

WHEREAS, the Corporation has previously established a series of stock known as the Series A Convertible Preferred Stock, consisting of 500,000 shares, none of which are issued and outstanding as of the date hereof A Certificate of Designation was previously filed with the Delaware Secretary of State on May 23, 2008, setting forth the rights, preferences, privileges, restrictions, and other matters relating to the Series A Convertible Preferred Stock;

WHEREAS, the Board of Directors believes it in the best interests of the Corporation to create a second series of preferred stock consisting of 10,000 shares and designated as the "Series B Convertible Preferred Stock" having certain rights, preferences, privileges, restrictions, and other matters relating to the Series B Convertible Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions, and other matters relating to the Series B Convertible Preferred Stock as follows:

1. Definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

1.1 "Board" shall mean the Board of Directors of the Corporation.

1.2 "Corporation" shall mean China Youth Media, Inc., a Delaware Corporation.

1.3 "Common Stock" shall mean the common stock, $0.001 par value per share, of the Corporation.

1.4 "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

1.5 "Conversion Date" shall have the meaning set forth in Section 4.2.

1.6 "Distribution" shall mean the transfer of cash or property by the Corporation to one or more of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of Corporation's stock).

1.7 "Holder" shall mean a holder of the Series B Convertible Preferred Stock.

1.8 "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of June 1, 2011 among the Corporation, China Youth Media Merger Sub, Inc. and Midwest Energy Emissions Corp.

1.9 "Original Issue Date" shall mean the date on which the first share of Series B Convertible Preferred Stock is issued by the Corporation.

1.10 "Original Issue Price" shall mean $10.00 per share for the Series B Convertible Preferred Stock.

1.11 "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

1.12 "Series A Convertible Preferred Stock" shall mean the Series A Convertible Preferred Stock, $0.001 par value per share, of the Corporation.

1.13 "Series B Convertible Preferred Stock" shall mean the Series B Convertible Preferred Stock, $0.001 par value per share, of the Corporation.

1.14 "Subsidiary" shall mean any corporation or limited liability company or corporation of which at least fifty percent (50%) of the outstanding voting stock or membership interests, as the case may be, is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

2. Dividend Rights.

2.1 In each calendar year, the holders of the then outstanding Series B Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefore, noncumulative dividends in an amount equal to any dividends or other Distribution on the Common Stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid, and no Distribution shall be made, with respect to the Common Stock unless dividends in such amount shall have been paid or declared and set apart for payment to the holders of the Series B Convertible Preferred Stock simultaneously. Dividends on the Series B Convertible Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series B Convertible Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series B Convertible Preferred Stock, except for such rights or interest that may arise as a result of the Corporation paying a dividend or making a Distribution on the Common Stock in violation of the terms of this Section 2.

2.2 Participation Rights. Dividends shall be declared pro rata on the Common Stock and the Series B Convertible Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series B Convertible Preferred Stock is to be treated for this purpose as holding the number of shares of Common Stock to which the holders thereof would be entitled if they converted their shares of Series B Convertible Preferred Stock at the time of such dividend in accordance with Section 4 hereof.

2.3 Non-Cash Dividends. Whenever a dividend or Distribution provided for in this Section 2 shall be payable in property other than cash (other than a Common Stock Dividend), the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

3. Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the Corporation; whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's shareholders (the "Available Funds and Assets") shall be distributed to shareholders in the following manner:

3.1 Series B Convertible Preferred Stock. The holders of each share of Series B Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or Distribution (or any setting apart of any payment or Distribution) of any Available Funds and Assets on any shares of Common Stock, and equal in preference to any payment or Distribution (or any setting apart of any payment or Distribution) of any Available Funds and Assets on any shares of a subsequent series of preferred stock, an amount per share equal to the Original Issue Price of the Series B Convertible Preferred Stock plus all declared but unpaid dividends on the Series B Convertible Preferred Stock. If upon any liquidation, dissolution, or winding up of the Corporation, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series B Convertible Preferred Stock of their full preferential amount as described in this subsection, then all

of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series B Convertible Preferred Stock pro rata, according to the number of outstanding shares of Series B Convertible Preferred Stock held by each holder thereof.

3.2 Merger or Sale of Assets. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation within the meaning of this Section 3 and the Series B Convertible Preferred Stock shall be entitled only to the rights contained in this Section 3.

3.3 Non-Cash Consideration. If any assets of the Corporation distributed to shareholders in connection with any liquidation, dissolution or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board.

4. Conversion Rights.

4.1 Conversion of Preferred Stock. Each share of Series B Convertible Preferred Stock shall automatically convert, without any action on the part of the Holder, into Three Hundred One Thousand Two Hundred Fifty Five (301,255) fully paid and nonassessable shares of Common Stock of the Company, upon the effectiveness of a Certificate of Amendment filed with the Delaware Secretary of State sufficient to increase the authorized Common Stock of the Company to allow for the conversion of all the Series B Convertible Preferred Stock . Such date shall be referred to herein as the "Conversion Date."

4.2 Procedures for Exercise of Conversion Rights. As promptly as practicable after the Conversion Date, but not later than ten (10) business days thereafter, the Company shall issue and deliver to or upon the written order of such Holder, at such office or other place designated by the Company, a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled. The Holder shall be deemed to have become a shareholder of record on the Conversion Date.

4.3 No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Convertible Preferred Stock. The number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Convertible Preferred Stock. Any fractional shares of Common Stock which would otherwise be issuable upon conversion of the shares of Series B Convertible Preferred Stock will be rounded up to the next whole share.

4.4 Payment of Taxes for Conversions. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion pursuant hereto of Series B Convertible Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of

Common Stock in a name other than that in which the shares of Series B Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

4.5 Status of Common Stock Issued Upon Conversion. All shares of Common Stock which may be issued upon conversion of the shares of Series B Convertible Preferred Stock will upon issuance by the Company be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

4.6 Status of Converted Preferred Stock. In case any shares of Series B Convertible Preferred Stock shall be converted pursuant to this Section 4, the shares so converted shall be canceled and shall not be issuable by the Company.

4.7 Reservation of Common Stock. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Series B Convertible Preferred Stock from time to time outstanding. Notwithstanding the foregoing, as of the date hereof the Company does not have sufficient authorized but unissued shares of Common Stock to satisfy the conversion provisions hereof; the Company will use commercially reasonable efforts to amend its Certificate of Incorporation to increase its authorized common stock after the Original Issuance Date.

4.8 Registration or Listing of Shares of Common Stock. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series B Convertible Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange, or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration, listing, or approval, as the case may be.

5. Adjustment of Conversion Price.

5.1 General Provisions. In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split, or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Series B Convertible Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale, or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have

been sold or otherwise disposed to which such Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale, or other disposition it had converted its shares of Series B Convertible Preferred Stock into Common Stock. The provisions of this section 5.1 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or other dispositions.

5.2 No Impairment. The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, including amending this Certificate of Designation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series B Convertible Preferred Stock against impairment. This provision shall not restrict the Corporation from amending its Articles of Incorporation in accordance with the General Corporation Law of Delaware and the terms hereof.

6. Call Provisions. The Series B Convertible Preferred Stock shall not be callable by the Company.

7. Redemption. The Series B Convertible Preferred Stock shall not be redeemable by the Company.

8. Notices. Any notices required by the provisions of this Certificate of Designation to be given to the holders of shares of Series B Convertible Preferred Stock shall be deemed given if sent by facsimile or overnight courier to the address appearing on the books of the Corporation, and shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

9. Voting Provisions. Each share of Series B Convertible Preferred Stock shall be entitled to the number of votes to which the holders thereof would be entitled if they converted their shares of Series B Convertible Preferred Stock at the time of voting in accordance with Section 4 hereof.

10. Protective Provisions. The Company may not take any of the following actions without the approval of a majority of the holders of the outstanding Series B Convertible Preferred Stock: (i) alter or change the rights, preferences, or privileges of the Series B Convertible Preferred Stock, (ii) increase or decrease the number of authorized shares of Series B Convertible Preferred Stock, or (iii) authorize the issuance of securities having a preference over the Series B Convertible Preferred Stock.

[signature page to follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series B Convertible Preferred Stock to be duly executed by its Chief Executive Officer and attested to by its Secretary this 21st day of June, 2011

By: Jay Rifkin
Its: Chief Executive Officer

By: Jay Rifkin
Its: Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:00 PM 09/12/2011
FILED 01:54 PM 09/12/2011
SRV 110996668 - 4159867 FILE

CERTIFICATE OF DESIGNATION OF THE RIGHTS, PREFERENCES, PRIVILEGES, AND RESTRICTIONS, WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE SERIES C CONVERTIBLE PREFERRED STOCK OF CHINA YOUTH MEDIA, INC.

(Pursuant to Section 151 of the General Corporation Law of Delaware)

The undersigned, Richard MacPherson, does hereby certify that:

A. He is the duly elected and acting President and Secretary of China Youth Media, Inc., a Delaware corporation (the "Corporation").

B. Pursuant to the Unanimous Written Consent of the Board of Directors of the Corporation dated August 23, 2011, the Board of Directors duly adopted the following resolutions:

WHEREAS, the Certificate of Incorporation of the Corporation authorizes a class of stock designated as Preferred Stock, with a par value of $0.001 per share (the "Preferred Class"), comprising Two Million (2,000,000) shares and provides that the Board of Directors of the Corporation may fix the terms, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption, redemption price or prices, and liquidation preferences, if any, of the Preferred Class;

WHEREAS, the Corporation has previously established a series of stock known as the Series A Convertible Preferred Stock, consisting of 500,000 shares, none of which are issued and outstanding as of the date hereof. A Certificate of Designation was previously filed with the Delaware Secretary of State on May 23, 2008, setting forth the rights, preferences, privileges, restrictions, and other matters relating to the Series A Convertible Preferred Stock;

WHEREAS, the Corporation has previously established a series of stock known as the Series B Convertible Preferred Stock, consisting of 10,000 shares, 10,000 of which are issued and outstanding as of the date hereof. A Certificate of Designation was previously filed with the Delaware Secretary of State on June 23, 2011, setting forth the rights, preferences, privileges, restrictions, and other matters relating to the Series B Convertible Preferred Stock;

WHEREAS, the Board of Directors believes it in the best interests of the Corporation to create a third series of preferred stock consisting of 22,000 shares and designated as the "Series C Convertible Preferred Stock" having certain rights, preferences, privileges, restrictions, and other matters relating to the Series C Convertible Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions, and other matters relating to the Series C Convertible Preferred Stock as follows:

1. Definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

1.1 "Board" shall mean the Board of Directors of the Corporation.

1.2 "Corporation" shall mean China Youth Media, Inc., a Delaware Corporation.

1.3 "Common Stock" shall mean the common stock, $0.001 par value per share, of the Corporation.

1.4 "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

1.5 "Conversion Date" shall have the meaning set forth in Section 4.2.

1.6 "Distribution" shall mean the transfer of cash or property by the Corporation to one or more of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of Corporation's stock).

1.7 "Holder" shall mean a holder of the Series C Convertible Preferred Stock.

1.8 "Original Issue Date" shall mean the date on which the first share of Series C Convertible Preferred Stock is issued by the Corporation.

1.9 "Original Issue Price" shall mean $10.00 per share for the Series C Convertible Preferred Stock.

1.10 "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

1.11 "Series A Convertible Preferred Stock" shall mean the Series A Convertible Preferred Stock, $0.001 par value per share, of the Corporation.

1.12 "Series B Convertible Preferred Stock" shall mean the Series B Convertible Preferred Stock, $0.001 par value per share, of the Corporation.

1.13 "Series C Convertible Preferred Stock" shall mean the Series C Convertible Preferred Stock, $0.001 par value per share, of the Corporation.

1.14 "Subsidiary" shall mean any corporation or limited liability company or corporation of which at least fifty percent (50%) of the outstanding voting stock or membership interests, as the case may be, is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

2. Dividend Rights.

2.1 In each calendar year, the holders of the then outstanding Series C Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefore, noncumulative dividends in an amount equal to any dividends or other Distribution on the Common Stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid, and no Distribution shall be made, with respect to the Common Stock unless dividends in such amount shall have been paid or declared and set apart for payment to the holders of the Series C Convertible Preferred Stock simultaneously. Dividends on the Series C Convertible Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series C Convertible Preferred Stock by reason of the fact that the Corporation shall fail to declare or pay dividends on the Series C Convertible Preferred Stock, except for such rights or interest that may arise as a result of the Corporation paying a dividend or making a Distribution on the Common Stock in violation of the terms of this Section 2.

2.2 Participation Rights. Dividends shall be declared pro rata on the Common Stock, the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock is to be treated for this purpose as holding the number of shares of Common Stock to which the holders thereof would be entitled if they converted their shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock at the time of such dividend in accordance with Section 4 hereof.

2.3 Non-Cash Dividends. Whenever a dividend or Distribution provided for in this Section 2 shall be payable in property other than cash (other than a Common Stock Dividend), the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

3. Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the Corporation; whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation's shareholders (the "Available Funds and Assets") shall be distributed to shareholders in the following manner:

3.1 Series C Convertible Preferred Stock. The holders of each share of Series C Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or Distribution (or any setting apart of any payment or Distribution) of any Available Funds and Assets on any shares of Common Stock, and equal in preference to any payment or Distribution (or any setting apart of any payment or Distribution) of any Available Funds and Assets on any shares of a subsequent series of preferred stock, an amount per share equal to the Original

Issue Price of the Series C Convertible Preferred Stock plus all declared but unpaid dividends on the Series C Convertible Preferred Stock. If upon any liquidation, dissolution, or winding up of the Corporation, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series C Convertible Preferred Stock of their full preferential amount as described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series C Convertible Preferred Stock pro rata, according to the number of outstanding shares of Series C Convertible Preferred Stock held by each holder thereof.

3.2 Merger or Sale of Assets. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation within the meaning of this Section 3 and the Series C Convertible Preferred Stock shall be entitled only to the rights contained in this Section 3.

3.3 Non-Cash Consideration. If any assets of the Corporation distributed to shareholders in connection with any liquidation, dissolution or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board.

4. Conversion Rights.

4.1 Conversion of Preferred Stock. Each share of Series C Convertible Preferred Stock shall automatically convert, without any action on the part of the Holder, into Ten Thousand (10,000) fully paid and nonassessable shares of Common Stock of the Company, upon the effectiveness of a Certificate of Amendment filed with the Delaware Secretary of State sufficient to increase the authorized Common Stock of the Company to allow for the conversion of all the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. Such date shall be referred to herein as the "Conversion Date."

4.2 Procedures for Exercise of Conversion Rights. As promptly as practicable after the Conversion Date, but not later than ten (10) business days thereafter, the Company shall issue and deliver to or upon the written order of such Holder, at such office or other place designated by the Company, a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled. The Holder shall be deemed to have become a shareholder of record on the Conversion Date.

4.3 No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Convertible Preferred Stock. The number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Convertible Preferred Stock. Any fractional shares of Common Stock which would otherwise be issuable upon conversion of the shares of Series C Convertible Preferred Stock will be rounded up to the next whole share.

4.4 Payment of Taxes for Conversions. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of

Common Stock on conversion pursuant hereto of Series C Convertible Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series C Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

4.5 Status of Common Stock Issued Upon Conversion. All shares of Common Stock which may be issued upon conversion of the shares of Series C Convertible Preferred Stock will upon issuance by the Company be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

4.6 Status of Converted Preferred Stock. In case any shares of Series C Convertible Preferred Stock shall be converted pursuant to this Section 4, the shares so converted shall be canceled and shall not be issuable by the Company.

4.7 Reservation of Common Stock. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Series C Convertible Preferred Stock from time to time outstanding. Notwithstanding the foregoing, as of the date hereof the Company does not have sufficient authorized but unissued shares of Common Stock to satisfy the conversion provisions hereof; the Company will use commercially reasonable efforts to amend its Certificate of Incorporation to increase its authorized common stock after the Original Issuance Date.

4.8 Registration or Listing of Shares of Common Stock. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series C Convertible Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange, or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration, listing, or approval, as the case may be.

5. Adjustment of Conversion Price.

5.1 General Provisions. In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split, or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Series C Convertible Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale, or other disposition, be convertible into the kind and number of shares of stock or other securities or property of

the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such Holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale, or other disposition it had converted its shares of Series C Convertible Preferred Stock into Common Stock. The provisions of this section 5.1 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or other dispositions.

5.2 No Impairment. The Corporation will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, including amending this Certificate of Designation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series C Convertible Preferred Stock against impairment. This provision shall not restrict the Corporation from amending its Articles of Incorporation in accordance with the General Corporation Law of Delaware and the terms hereof.

6. Call Provisions. The Series C Convertible Preferred Stock shall not be callable by the Company.

7. Redemption. The Series C Convertible Preferred Stock shall not be redeemable by the Company.

8. Notices. Any notices required by the provisions of this Certificate of Designation to be given to the holders of shares of Series C Convertible Preferred Stock shall be deemed given if sent by facsimile or overnight courier to the address appearing on the books of the Corporation, and shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

9. Voting Provisions. Each share of Series C Convertible Preferred Stock shall be entitled to the number of votes to which the holders thereof would be entitled if they converted their shares of Series C Convertible Preferred Stock at the time of voting in accordance with Section 4 hereof.

10. Protective Provisions. The Company may not take any of the following actions without the approval of a majority of the holders of the outstanding Series C Convertible Preferred Stock: (i) alter or change the rights, preferences, or privileges of the Series C Convertible Preferred Stock, (ii) increase or decrease the number of authorized shares of Series C Convertible Preferred Stock, or (iii) authorize the issuance of securities having a preference over the Series C Convertible Preferred Stock.

[signature page to follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series C Convertible Preferred Stock to be duly executed by its Chief Executive Officer and attested to by its Secretary this 09 day of September 2011.

By: Richard MacPherson
Its: President

By: Richard MacPherson
Its: Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:30 PM 09/22/2011
FILED 01:30 PM 09/22/2011
SRV 111031806 - 4159867 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CHINA YOUTH MEDIA, INC.

We, the undersigned, President and Secretary, respectively, of **China Youth Media, Inc.**, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: That the name of the Corporation is **China Youth Media, Inc.**

SECOND: That Article First of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

"FIRST: The name of the Corporation (hereinafter called the "Corporation") is **Midwest Energy Emissions Corp.**"

THIRD: The Corporation is authorized to issue two classes of stock. The total number of shares of stock of each class which the Corporation is authorized to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	500,000,000
Preferred	$0.001	2,000,000
Total		502,000,000

FOURTH: That Article Fourth of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

"FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001 per share. The second class of stock shall be Preferred Stock, par value $0.001 per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	100,000,000
Preferred	$0.001	2,000,000
Total		102,000,000

Upon the effectiveness of the Certificate of Amendment of the Certificate of Incorporation whereby this Article FOURTH is amended to read as set forth herein (the "Effective Time"), each one hundred ten (110) shares of Common Stock, with a par value of $0.001 per share, of the Corporation issued and outstanding immediately prior to the Effective Time shall thereby and thereupon be combined into and shall constitute and represent one (1) validly issued, fully paid and nonassessable share of Common Stock, with a par value of $0.001 per share, of the Corporation. No scrip or fractional shares will be issued by reason of this amendment. Fractional share interests created as a result of this amendment shall be rounded up to the next whole number of shares by the Corporation."

FIFTH: That the amendment shall be effective on October 7, 2011.

SIXTH: That the amendment was authorized by the unanimous written consent of the Board of Directors followed by written consent of the stockholders being given in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by its President and attested to by its Secretary this 21st day of September, 2011.

By: Richard MacPherson
Its: President

By: Richard MacPherson
Its: Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:00 PM 11/25/2014
FILED 03:56 PM 11/25/2014
SRV 141456805 - 4159867 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MIDWEST ENERGY EMISSIONS CORP.

We, the undersigned, President and Secretary, respectively, of Midwest Energy Emissions Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: The Corporation is currently authorized to issue two classes of stock. The total number of shares of stock of each class which the Corporation is authorized to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	100,000,000
Preferred	$0.001	2,000,000
Total		102,000,000

SECOND: That at a meeting of the Board of Directors of Midwest Energy Emissions Corp. held on October 9, 2014, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

> FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001 per share. The second class of stock shall be Preferred Stock, par value $0.001 per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	150,000,000
Preferred	$0.001	2,000,000
Total		152,000,000

THIRD: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed this 18th day of November, 2014.

By: R. Alan Kelley
Its: President

By: Richard Gross
Its: Secretary